UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: June 24, 2011

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

                  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith its Eagle Eye communication to investors by its parent company, AMR Corporation.  This document includes (a) actual unit cost, fuel price, capacity and traffic information for April and May and (b) forecasts of unit cost, revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, liquidity expectations, other income/expense estimates and share count.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  June 24, 2011

AMR EAGLE EYE
June 24, 2011

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events.  When used in this document, the words “expects”, “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook”, “may,” “will,” “should”, “seeks”, “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements.  Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; regulatory approvals and actions, including the Company’s application for antitrust immunity with other  oneworld alliance members; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured.  All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  This document includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations.  The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements:  the materially weakened financial condition of the Company, resulting from its significant losses in recent years; very weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruption or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; changes in the price of the Company’s common stock; and the ability of the Company to reach acceptable agreements with third parties.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

This Eagle Eye provides updated guidance for the second quarter and the full year 2011.

Performance Update

Costs:  Detailed unit cost forecasts are attached.  The attached unit cost forecasts for the full year 2011 reflect the mid-point of the company’s guidance range set forth in the following table:

    Cost/ASM Excluding Special Items – Percent Change
Full year 2011 (est.) vs. 2010 H/(L)
Mainline CASM	8.5% – 9.5%
Excluding Fuel	0.5 – 1.5
Consolidated CASM	8.6 - 9.6
Excluding Fuel	0.5 – 1.5

Performance Update (Continued)

Revenue: Second quarter mainline unit revenue is expected to increase between 4.0% and 5.0% year-over-year, and second quarter consolidated unit revenue is expected to increase between 4.5% and 5.5% year-over-year.  Our revenue results reflect about $60 million in lower revenue due to extreme weather events during the quarter in Dallas-Fort Worth and the continued impact of the earthquake that struck Japan in March. In total, Cargo and Other Revenue is expected to increase between 4.8% and 5.8% relative to second quarter 2010.

Liquidity: AMR expects to end the second quarter with a cash and short-term investment balance of approximately $5.6 billion, including approximately $455 million in restricted cash and short-term investments.  Approximately $160 million of hedge collateral from counterparties is included in our cash balance expectations.

Christopher Ducey
Managing Director, Investor Relations

AMR EAGLE EYE

Fuel Forecast (based on June 20, 2011 market prices)

Fuel Hedge Position:
2Q11: 49% hedged with an average cap of $2.68 ($83 crude equivalent) with 39% subject to a floor of $2.07 ($58 crude equivalent)
2011: 47% hedged with an average cap of $2.74 ($85 crude equivalent) with 37% subject to a floor of $2.06 ($56 crude equivalent)

AMR Fuel Price (Including Effective Hedges and Taxes) and Consumption

		Actual		Forecast
	Apr	May	Jun	2Q11	2011
Fuel Price (dollars/gal)	3.11	3.20	3.10	3.13	3.02
Fuel Consumption (MM gals)	231.7	236.6	238.7	707.0	2,792.3

Unit Cost Forecast (cents)

AMR Consolidated Cost per ASM
		Actual		Forecast
	Apr	May	Jun	2Q11	2011
AMR Cost per ASM	14.51	14.79	14.42	14.57	14.39
AMR Cost per ASM (ex-special items) 1/ 2/	14.44	14.79	14.42	14.55	14.37
AMR Cost per ASM (ex-fuel and special items) 1/ 2/	9.29	9.50	9.27	9.36	9.39

American Mainline Cost per ASM
		Actual		Forecast
	Apr	May	Jun	2Q11	2011
AA Cost per ASM	13.84	14.12	13.73	13.89	13.72
AA Cost per ASM (ex-special items) 1/ 2/	13.77	14.12	13.73	13.87	13.70
AA Cost per ASM (ex-fuel and special items) 1/ 2/	8.82	9.02	8.78	8.87	8.91

Notes:
The current estimated full year ex-fuel unit cost forecast reflects the impacts of unit cost headwinds associated with previously announced 2011 capacity reductions, as well as the impact of weather-related operational disruptions.  Fuel price estimates reflect the 6/20/2011 forward curve and do not incorporate the 6/23/2011 drop in price.

1/ The Company believes that unit costs excluding fuel and/or special items is a useful measurement to investors in monitoring the Company's ongoing cost performance.

2/ The Company expects to have special items of approximately $9 million in the second quarter and approximately $40 million for the full year 2011.

Capacity and Traffic Forecast (millions)

AA Mainline Operations
	Actual			Forecast
	Apr	May	Jun	2Q11	2011
ASMs	12,862	13,161	13,204	39,227	156,140
Domestic	7,688	7,675	7,801	23,164	93,025
International	5,174	5,486	5,403	16,063	63,115

Traffic	10,435	10,958	11,331	32,723	127,412

Regional Affiliate Operations
	Actual			Forecast
	Apr	May	Jun	2Q11	2011
ASMs	1,116	1,148	1,154	3,418	13,540

Traffic	808	878	896	2,582	9,881

Below the Line Income/Expenses & Taxes

Total Other Income(Expense) is estimated at ($209) million in the second quarter of 2011.

AMR EAGLE EYE

Share Count (millions)

2Q11
Earnings	Basic	Diluted
$53 million and over	335	387
$0-$52 million	335	341
Loss	335	335
FY2011
Earnings	Basic	Diluted
$212 million and over	335	388
$0-$211 million	335	342
Loss	335	335

Reconciliation to GAAP

		Actual			Forecast
		Apr	May	Jun	2Q11	2011
Cents
AMR CASM		14.51	14.79	14.42	14.57	14.39
Special Items CASM		0.07	-	-	0.02	0.02
AMR CASM Excluding Special Items		14.44	14.79	14.42	14.55	14.37

Fuel CASM		5.15	5.29	5.15	5.19	4.98
AMR CASM Excluding Fuel and Special Items		9.29	9.50	9.27	9.36	9.39

		Actual			Forecast
		Apr	May	Jun	2Q11	2011
Cents
AA CASM		13.84	14.12	13.73	13.89	13.72
Special Items CASM		0.07	-	-	0.02	0.02
AA CASM Excluding Special Items		13.77	14.12	13.73	13.87	13.70

Fuel CASM		4.95	5.10	4.95	5.00	4.79
AA CASM Excluding Fuel and Special Items		8.82	9.02	8.78	8.87	8.91